MSGI Acquires Innalogic, LLC
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- Homeland Security Specialists Focused On Rapid Deployment Of Wireless Mobile
Communication Solutions Establish Second MSGI Operating Company -

New York, New York, August 19, 2004 - Media Services Group, Inc. (Nasdaq: MSGI) today announced it has acquired majority ownership in Innalogic, LLC. New York-based Innalogic (www.innalogic.com) designs, develops and deploys software products for a wide range of wireless mobile devices. The company's software applications uniquely combine digital video with text, biometric and sensor data to create leading-edge mobile communication tools that directly support Homeland Security and emergency first-response operations.

Innalogic's suite of technology-based solutions will allow for a seamless integration with the technology capabilities of Future Developments America
(FDA), which MSGI acquired earlier this year. Innalogic is currently deploying its proprietary system for a vital mission related to national security and anti-terrorism. Certain details regarding this engagement will be provided next month.

In addition to its acquisition program, MSGI is also orchestrating a series of strategic alliances. Last month, MSGI entered into a strategic alliance with The Sytex Group, Inc. - a major military services company that has been an industry leader for the past 15 years.

Jeremy Barbera, MSGI Chairman and CEO, commented, "We are excited to continue our acquisition strategy with an industry-leading developer of wireless mobile communication technologies, which has made a strategic commitment to public safety and security. Innalogic provides rapid deployment in first-response situations and offers unprecedented security tools designed to safeguard vulnerable buildings and facilities. The combination of Innalogic with FDA will deliver a powerful array of revenue-enhancement synergies via cross-selling and joint product development.

"Importantly, engineers from FDA are just weeks away from announcing the launch of a ground-breaking covert surveillance system, which has garnered tremendous interest within the military and various divisions of the Department of Homeland Security," Mr. Barbera added.


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MSGI will continue to acquire controlling interests in emerging technology and software development businesses principally focused on the Homeland Security and surveillance industry, and which offer a value-add proposition to the company's suite of products and consulting solutions. MSGI plans at least two more acquisitions, which will be completed during the course of the fiscal year. The terms of the Innalogic transaction were not immediately released.
Innalogic is comprised of a veteran team of professionals with in-depth experience in developing, commercializing and marketing technology-based products and services. The company's leadership team draws on extensive experience in technology, sales, marketing, and product development having served such companies as Compaq, Digital Equipment Corporation, SONY Electronics, Pfizer, Chase Manhattan Bank, PricewaterhouseCoopers, SG Cowen Securities, Fox Sports & News, Ziff Davis Media, and Database America Companies. Innalogic's suite of security applications safeguard companies' employees, intellectual property and physical assets. Importantly, Innalogic's wireless video applications help clients make the critical upgrade of video security systems from analog to digital technology. Innalogic software applications easily integrate with existing systems or rich-media networks and are specially designed to incorporate or integrate with new or replacement technologies as they come online.

About Media Services Group, Inc. Media Services Group, Inc. (Nasdaq: MSGI) is a proprietary solutions provider developing a global combination of innovative emerging businesses that leverage information and technology. MSGI is principally focused on the homeland security and surveillance industry and the media sector. The corporate headquarters is located in New York, with regional offices in Washington, DC, and Calgary. The corporate telephone is:
917-339-7134. Additional information is available on the company's website: http://www.mediaservices.com

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including general economic conditions, spending levels and other factors could cause actual results to differ materially from the Company's expectations.


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